Exhibit 10.1

FIRST AMENDMENT TO TERM LOAN, GUARANTY AND SECURITY AGREEMENT
This FIRST AMENDMENT TO TERM LOAN, GUARANTY AND SECURITY AGREEMENT (this “Amendment”) is dated as of November 2, 2015, and is entered into by and among TURTLE BEACH CORPORATION, a Nevada corporation, formerly known as Parametric Sound Corporation (“Parametric”), VOYETRA TURTLE BEACH, INC., a Delaware corporation (“Voyetra”; and together with Parametric, individually, “US Borrower,” and individually and collectively, jointly and severally, “US Borrowers”), TURTLE BEACH EUROPE LIMITED, a company limited by shares and incorporated in England and Wales with company number 03819186 (“Turtle Beach,” also referred to hereinafter as “UK Borrower”; and together with US Borrowers, individually, “Borrower,” and individually and collectively, “Borrowers”), VTB HOLDINGS, INC., a Delaware corporation (“VTB”, individually, a “US Guarantor,” and individually and collectively, jointly and severally, “US Guarantors”; and together with US Borrowers, individually, a “UK Guarantor,” and individually and collectively, jointly and severally, “UK Guarantors”; UK Guarantors and US Guarantors, individually, a “Guarantor,” and individually and collectively, “Guarantors”), CRYSTAL FINANCIAL SPV LLC, CRYSTAL FINANCIAL LLC and the other lenders party to the Term Loan Agreement (as such term is defined below) from time to time (collectively, “Lenders”), and CRYSTAL FINANCIAL LLC, as agent, collateral agent and security trustee for Lenders (in such capacities, together with its successors and assigns in such capacities, “Agent”).
WHEREAS, Borrowers, Guarantors, Agent, and Lenders have entered into that certain Term Loan, Guaranty and Security Agreement (as amended, restated, or otherwise modified from time to time, the “Term Loan Agreement”), dated as of July 22, 2015; and
WHEREAS, Borrowers have requested that Agent and Lenders agree to enter into certain amendments to the Term Loan Agreement,
NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Term Loan Agreement and this Amendment, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS

Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings set forth in the Term Loan Agreement, as amended hereby.
ARTICLE II
AMENDMENTS TO TERM LOAN AGREEMENT

2.01.    New/Amended Definitions.
(a)    Section 1.1 of the Term Loan Agreement is hereby amended by inserting the following defined terms in the appropriate alphabetical order therein:
First Amendment: that certain First Amendment to Term Loan, Guaranty and Security Agreement, dated as of November 2, 2015, by and among Borrowers, Guarantors, Lenders and Agent.

First Amendment Effective Date: as defined in the First Amendment.
Third Lien Creditors: Sponsor and/or its Affiliates that hold Third Lien Debt and each other holder of Third Lien Debt, in each case, under the Third Lien Subordinated Note(s), which holders of Third Lien Debt shall, in each case, be satisfactory to the Agent.
Third Lien Loan Documents: collectively, the Third Lien Subordinated Note(s) and each other note, agreement, instrument or other document (including each security or pledge agreement) now or hereafter delivered by an Obligor or other Person in connection with the transactions in respect of the Third Lien Subordinated Note(s), in each case, in form and substance satisfactory to the Agent, and as the same may from time to time thereafter be amended, restated, amended and restated, supplemented, refinanced, replaced or otherwise modified in accordance with the terms of this Agreement and the Third Lien Subordination Agreement.
Third Lien Debt: means the aggregate principal amount of Debt due under the Third Lien Subordinated Note(s), which amount, on the First Amendment Effect Date is $2,500,000.
Third Lien Obligations: all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by any Borrower or any other Obligor to the Third Lien Agent or any Third Lien Creditor, pursuant to the terms of the Third Lien Subordinated Note or any other Third Lien Loan Document (including, but not limited to, interest and fees that accrue after the commencement by or against any Obligor of any insolvency proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under section 362(a) of the Bankruptcy Code).
Third Lien Subordinated Note(s): certain convertible, secured subordinated promissory note(s), made by the Borrowers in favor of the Third Lien Creditors, in form and substance, and on terms, satisfactory to the Agent, and as the same may from time to time be amended, restated, amended and restated, supplemented, refinanced, replaced or otherwise modified in accordance with the terms of this Agreement and the Third Lien Subordination Agreement.
Third Lien Subordination Agreement: a subordination agreement by and among the Third Lien Creditors, the Agent on behalf of the Lenders, the ABL Revolver Agent on behalf of the ABL Revolver Lenders and the Obligors, in form and substance, and on terms (including, without limitation, full payment and lien subordination terms), satisfactory to the Agent, and as the same may from time to time thereafter be amended, restated, amended and restated, supplemented, replaced or otherwise modified with the written consent of the Agent.
(b)    The definition of “Availability Block” set forth in Section 1.1 of the Term Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
Availability Block: the sum of (i) an amount equal to (x) prior to January 1, 2016, $8,000,000, and (y) from and after January 1, 2016, $9,000,000, (ii) the

Seasonal Availability Block then in effect and (iii) the aggregate Cure Availability Block then in effect.
(c)    The definition of “Reporting Due Date” set forth in Section 1.1 of the Term Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
Reporting Due Date: If (a) ABL Availability is in an amount greater than fifteen percent (15%) of the Revolver Commitments, (b) ABL US Availability is in an amount greater than fifteen percent (15%) of the ABL US Revolver Commitments, and (c) ABL UK Availability is in an amount greater than fifteen percent (15%) of the ABL UK Revolver Commitments, the 15th day of each month, otherwise, the third Business Day of each week; provided that from and after the First Amendment Effective Date through the date of delivery by Agent to Borrowers of a notice in writing to the contrary, the Reporting Due Date shall mean the third Business Day of each week.
(d)    The definition of “Subordinated Debt” set forth in Section 1.1 of the Term Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
Subordinated Debt: (i) Debt incurred by any Obligor or any of its respective Subsidiaries that is expressly subordinate and junior in right of payment to Full Payment of all Obligations pursuant to a Subordination Agreement and is also on terms (including maturity, interest, fees, repayment, covenants and subordination) reasonably satisfactory to Agent, (ii) debt incurred pursuant to the TBC Notes subject to the terms of a Subordination Agreement and (iii) debt incurred pursuant to the Third Lien Subordinated Note(s), which debt shall be subject to the terms of the Third Lien Subordination Agreement in all respects.
(e)    The definition of “US Obligors” set forth in Section 1.1 of the Term Loan Agreement is hereby amended by inserting the text “each” immediately prior to the text “US Borrowers” in such definition.
2.02.    Amendments to Section 5.3. Section 5.3 of the Term Loan Agreement is hereby amended to insert the following Section 5.3.7 immediately after Section 5.3.6 contained therein:
5.3.7.    Proceeds of Third Lien Debt. Upon receipt of the proceeds of the Third Lien Debt, the US Obligors shall immediately apply 100% of such proceeds of the Third Lien Debt to prepay the US Term Loans in an amount not less than $2,500,000. Each prepayment of US Term Loans under this Section 5.3.7 shall be applied to the principal repayment installments of the US Term Loan in inverse order of maturity, including, without limitation, the final principal repayment installment on the Maturity Date.
2.03.    Amendments to Section 10.1. Section 10.1 of the Term Loan Agreement is hereby amended as follows:
(a)    Section 10.1.2(b) of the Term Loan Agreement is hereby amended by deleting the text “(but within 45 days after the last month in a Fiscal Year)” in such Section.

(b)    Section 10.1.2(j) of the Term Loan Agreement is hereby amended by (i) deleting the “and” following the semicolon therein and (ii) deleting the text “(including, without limitation, 13-week cash flow projections)” in such Section 10.1.2(j);
(c)    Section 10.1.2(k) of the Term Loan Agreement is hereby amended by replacing the period therein with a semicolon;
(d)    Section 10.1.2 of the Term Loan Agreement is hereby amended to insert the following subsection (1) immediately after subsection (k) contained therein:
(1)    on and after the First Amendment Effective Date, commencing with the Reporting Due Date for the week ending November 6, 2015, and on the Reporting Due Date each week thereafter, a thirteen (13)-week cash flow forecast, in a form, and with such detail, satisfactory to Agent and Lenders, together with a weekly variance reporting comparing actual amounts to forecasted amounts, in a form, and with such detail, satisfactory to Agent and Lenders; and
(e)    Section 10.1.2 of the Term Loan Agreement is hereby amended to insert the following subsection (m) immediately after subsection (l) contained therein:
(m)    on and after the First Amendment Effective Date, commencing with the Reporting Due Date for the week ending November 6, 2015, and on the Reporting Due Date each week thereafter, flash revenue reports in a form, and with such detail, satisfactory to Agent and Lenders with respect to (i) Headset Division sales in North America, (ii) Headset Division sales in Europe, and (iii) consolidated sales.
(f)    Section 10.1 of the Term Loan Agreement is hereby amended to insert the following Section 10.1.13 immediately after Section 10.1.12 contained therein:
10.1.13.        Financial and Restructuring Consultant Retention. The Obligors shall retain and continuously engage a financial and restructuring consultant satisfactory to the Agent (it being understood that Clear Thinking Group LLC is acceptable to Agent and Lenders) to provide services on terms and scope of engagement satisfactory to the Agent.
2.04.    Amendment to Section 10.2.     Section 10.2 of the Term Loan Agreement is hereby amended as follows:
(a)    Section 10.2.2(j) of the Term Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
(j)    Liens in favor the Third Lien Creditors in respect the Third Lien Obligations to the extent permitted under, and subject in all respects to, the Third Lien Subordination Agreement;
2.05.    Amendment to Section 10.3.     Section 10.3 of the Term Loan Agreement is hereby amended as follows:

(a)    Section 10.3.1 of the Term Loan Agreement is hereby amended by adding the following sentence at the end of such Section 10.3.1:
Notwithstanding the foregoing in this Section 10.3.1, EBITDA shall not be tested pursuant to this Section 10.3.1 solely for the periods ending September 30, 2015, October 31, 2015, and November 30, 2015.
(b)    Section 10.3.2 of the Term Loan Agreement is hereby amended by adding the following sentence at the end of such Section 10.3.2:
Notwithstanding the foregoing in this Section 10.3.2, Headset Division EBITDA shall not be tested pursuant to this Section 10.3.2 solely for the periods ending September 30, 2015, October 31, 2015, and November 30, 2015.
(c)    Section 10.3 of the Term Loan Agreement is hereby amended to insert the following new Sections 10.3.5 and 10.3.6 immediately after Section 10.3.4 contained therein:
10.3.5    ALTERNATE EBITDA. Commencing with the month ending September 30, 2015 and continuing through (and including) the month ending November 30, 2015, maintain EBITDA in the amount set forth below for each such month, measured on a period-to-date basis commencing on September 1, 2015, and ending on the last day of each such month:

Month-Ending Testing Date	Required EBITDA
September 30, 2015	$357,000
October 31, 2015	$3,289,000
November 30, 2015	$10,036,000

10.3.6    ALTERNATE HEADSET DIVISION EBITDA. Commencing with the month ending September 30, 2015, and continuing through (and including) the month ending November 30, 2015, maintain Headset Division EBITDA in the amount set forth below for each such month, measured on a period-to-date basis commencing on September 1, 2015, and ending on the last day of each such month:

Month-Ending Testing Date	Required Headset Division EBITDA
September 30, 2015	$1,559,000
October 31, 2015	$5,949,000
November 30, 2015	$14,187,000

2.06.    Amendment to Section 12.6. Section 12.6 of the Term Loan Agreement is hereby amended to insert the following Section 12.6.6 immediately after Section 12.6.5 contained therein:

12.6.6    Notwithstanding anything to the contrary contained in this Section 12.6, from and after the First Amendment Effective Date through and including February 28, 2016, Borrowers shall be prohibited from exercising any cure rights with respect to any Event of Default of the Specified Financial Covenants or otherwise.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Each Obligor hereby represents and warrants to Agent and each Lender, as of the date hereof, as follows:
3.01.    Representations and Warranties. After giving effect to this Amendment, the representations and warranties set forth in Section 9 of the Term Loan Agreement and in each other Loan Document are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date.
3.02.    No Defaults. After giving effect to this Amendment, each Obligor is in compliance with all terms and conditions of the Term Loan Agreement and the other Loan Documents on its part to be observed and performed and no Default or Event of Default has occurred and is continuing.
3.03.    Authority and Pending Actions. The execution, delivery, and performance by each Obligor of this Amendment has been duly authorized by each such Obligor (as applicable) and there is no action pending or any judgment, order, or decree in effect which is likely to restrain, prevent, or impose materially adverse conditions upon the performance by any Obligor of its obligations under the Term Loan Agreement or the other Loan Documents.
3.04.    Enforceability. This Amendment constitutes the legal, valid, and binding obligation of each Obligor, enforceable against each such Obligor in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting the enforcement of creditors’ rights or by the effect of general equitable principles.
ARTICLE IV
CONDITIONS PRECEDENT AND FURTHER ACTIONS

4.01.    Conditions Precedent. This Amendment shall not be binding upon Agent, Lenders or any Obligor until each of the following conditions precedent have been satisfied in form and substance satisfactory to Agent (such date, the “First Amendment Effective Date”):
(a)    The representations and warranties contained herein and in the Term Loan Agreement, as amended hereby, shall be true and correct in all material respects as of the date hereof, after giving effect to this Amendment, as if made on such date, except for such representations and warranties limited by their terms to a specific date;
(b)    Each Obligor shall have delivered to the Agent duly executed counterparts of this Amendment which, when taken together, bear the authorized signatures of the Obligors, the Agent, and the Lenders;

(c)    Obligors shall have delivered to Agent a fully-executed copy of an amendment to the ABL Revolver Loan Agreement substantially similar to this Amendment and otherwise acceptable to Agent and Lenders;
(d)    Obligors shall have engaged a restructuring advisor acceptable to Agent and Lenders in their discretion (it being understood that Clear Thinking Group LLC is acceptable to Agent and Lenders);
(e)    Obligors shall have paid to Agent, for the benefit of itself and Lenders, a fee in the amount of $125,000 (the “Amendment Fee”) in immediately available funds, which Amendment Fee each Obligor hereby expressly agrees and acknowledges shall be fully earned as of the First Amendment Effective Date.
4.02.     Further Actions. Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to affect the purposes of this Amendment.
ARTICLE V
AFFIRMATIVE COVENANTS
5.01.    Third Lien Debt. The Obligors hereby covenant and agree that, on or prior to November 16, 2015 (the “Specified Mandatory Prepayment Date”), (a) the US Obligors shall receive net proceeds of not less than $2,500,000 in additional financing from Sponsor and the other Third Lien Creditors pursuant to the Third Lien Subordinated Note(s) and the other Third Lien Loan Documents, which shall be in form and substance, and on terms, satisfactory to the Agent in all respects and (b) the net proceeds of the Third Lien Debt in an aggregate amount of not less than $2,500,000 shall be applied as a mandatory prepayment of the US Term Loans (in accordance with Section 5.3.7. of the Term Loan Agreement). As a one-time accommodation only, the parties hereto acknowledge and agree that the prepayment of the Term Loans with the net proceeds of the Third Lien Debt in an aggregate amount equal to $2,500,000 pursuant to Section 5.3.7. of the Term Loan Agreement shall not be required to be accompanied by the Term Loan Prepayment Fee due in respect of such amount (the “Specified Term Loan Prepayment Fee”), provided that (i) the Lenders shall have received the prepayment of the US Term Loans with the net proceeds of the Third Lien Debt in an aggregate amount not less than $2,500,000 on or prior to the November 16, 2015 and (ii) the Obligors shall pay to the Lenders a fee in the amount of $110,000 (the “First Amendment Adjusted Prepayment Fee”) in lieu of such Specified Term Loan Prepayment Fee, which First Amendment Adjusted Prepayment Fee shall be paid by adding an amount equal to $110,000 to the aggregate outstanding principal amount of the US Term Loans. The parties hereto acknowledge and agree that the First Amendment Adjusted Prepayment Fee shall be fully earned on the First Amendment Effective Date and the aggregate principal amount of the US Term Loans shall be increased by $110,000 on the earlier of (x) on the date such prepayment is received and (y) November 16, 2015, and thereafter such First Amendment Adjusted Prepayment Fee shall be part of the principal of the US Term Loans for all purposes under the Loan Documents and shall bear interest at the rate set forth in the Term Loan Agreement for US Term Loans.
5.02.    Field Exam and Inventory Appraisal. The Obligors hereby covenant and agree (i) that Agent may conduct, and the Obligors shall cooperate in preparation of, one (1) additional Field Exam and one (1) additional Inventory Appraisal, without regard to any of the limits with respect thereto in Section 10.1.1.(b) of the Term Loan Agreement, (ii) to reimburse Agent for all charges, costs and expenses of Agent in connection with such additional Field Exam and Inventory Appraisal, without regard to any of the limits with respect thereto in Section 10.1.1.(b) of the Term Loan Agreement and (iii) that such Field Exam and Inventory Appraisal shall be completed on or prior to November 30, 2015. The parties hereto acknowledge and agree that the additional Field Exam and Inventory Appraisal conducted pursuant to this Section 5.02 shall not constitute “Field Exams” or “Inventory Appraisals” for the purpose of any limitations set forth in the Term Loan Agreement, including, without limitation, Section 10.1.1 of the Term Loan Agreement. Notwithstanding this Section 5.02, unless an Event of Default has occurred and is continuing, Agent shall not require that any Field Exams or Inventory Appraisals be obtained at the Obligors’ expense under this Section 5.02 so long as the ABL Revolver Agent has obtained such additional Field Exam (in form and substance, and prepared by examiners, reasonably satisfactory to the Agent) and such additional Inventory Appraisal (in form and substance, and prepared by appraisers, reasonably satisfactory to the Agent), and, in each case has promptly shared such Field Exam and Inventory Appraisal obtained under the ABL Revolver Loan Agreement with Agent on or prior to November 30, 2015.
ARTICLE VI
COSTS AND EXPENSES
Without limiting the terms and conditions of the Loan Documents, notwithstanding anything in the Loan Documents to the contrary, Obligors jointly and severally agree to pay on demand: (a) all reasonable costs and expenses incurred by Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant to this Amendment and any and all subsequent amendments, modifications, and supplements to this Amendment, including, without limitation, the reasonable costs and fees of Agent’s legal counsel; (b) all reasonable costs and expenses reasonably incurred by Agent in connection with the enforcement or preservation of any rights under the Term Loan Agreement, this Amendment, and/or the other Loan Documents, including, without limitation, the reasonable costs and fees of Agent’s legal counsel; and (c) all reasonable costs and expenses incurred by Agent in connection with an updated field examination and inventory appraisal set forth in Section 5.02 of this Amendment.
ARTICLE VII
MISCELLANEOUS
7.01.    No Course of Dealing. The consents and waivers set forth herein are a one-time accommodation only. The consents and waivers herein are not a consent to any other deviation of the terms and conditions of the Term Loan Agreement or any other Loan Document unless otherwise expressly agreed to by Agent and Lenders in writing.
7.02.    Cross-References. References in this Amendment to any Section are, unless otherwise specified, to such Section of this Amendment.
7.03.    Instrument Pursuant to Term Loan Agreement. This Amendment is a Loan Document executed pursuant to the Term Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered, and applied in accordance with the terms and provisions of the Term Loan Agreement. Any failure by the Obligors to comply with any of the terms and conditions of this Amendment, including, without limitation, any of the undertakings set forth in Article V hereof, shall constitute an immediate Event of Default.
7.04.    Acknowledgment of the Obligors. Each Obligor hereby represents and warrants that the execution and delivery of this Amendment and compliance by such Obligor with all of the provisions of this Amendment: (a) are within the powers and purposes of such Obligor; (b) have been duly authorized or approved by the board of directors (or other appropriate governing body) of such Obligor; and (c) when executed and delivered by or on behalf of such Obligor will constitute valid and binding obligations of such Obligor, enforceable in accordance with its terms. Each Obligor reaffirms its obligations to perform and pay all amounts due to Agent or Lenders under the Loan Documents (including, without limitation, its obligations under any promissory note evidencing any of the Loans) in accordance with the terms thereof, as amended and modified hereby.
7.05.    Loan Documents Unmodified. Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Loan Document specifically referred to by such amendments. Except as otherwise specifically modified by this Amendment, all terms and provisions of the Term Loan Agreement and all other Loan Documents, as modified hereby, shall remain in full force and effect and are hereby ratified and confirmed in all respects. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Documents, as modified hereby, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein, except as otherwise specifically provided in this Amendment. Subject to the terms of this Amendment, any lien and/or security interest granted to Agent, for the benefit of Lenders and the other Secured Parties, in the Collateral set forth in the Loan Documents shall remain unchanged and in full force and effect and the Term Loan Agreement and the other Loan Documents shall continue to secure the payment and performance of all of the Obligations.
7.06.    Parties, Successors and Assigns. This Amendment represents the agreement of Obligors, Agent and each Lender signatory hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations, or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. This Amendment shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, and their respective successors and assigns, except that (a) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 14.3 of the Term Loan Agreement.
7.07.    Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of such agreement. This Amendment may be executed and delivered by facsimile or electronic mail, and will have the same force and effect as manually signed originals.
7.08.    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only, are not a part of this Amendment, and shall not affect the interpretation hereof.
7.09.    Miscellaneous. This Amendment is subject to the general provisions set forth in the Term Loan Agreement, including, but not limited to, Sections 15.14, 15.15, and 15.16.
7.10.    Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

7.11.    Release.
EACH OBLIGOR HEREBY IRREVOCABLY RELEASES AND FOREVER DISCHARGES AGENT, LENDERS AND THEIR AFFILIATES, AND EACH SUCH PERSON’S RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, MEMBERS, ATTORNEYS AND REPRESENTATIVES (EACH, A “RELEASED PERSON”) OF AND FROM ALL DAMAGES, LOSSES, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, ACTIONS OR CAUSES OF ACTION WHATSOEVER (EACH, A “CLAIM”) THAT SUCH OBLIGOR MAY NOW HAVE OR CLAIM TO HAVE AGAINST ANY RELEASED PERSON ON THE DATE OF THIS AMENDMENT, WHETHER KNOWN OR UNKNOWN, OF EVERY NATURE AND EXTENT WHATSOEVER, FOR OR BECAUSE OF ANY MATTER OR THING DONE, OMITTED OR SUFFERED TO BE DONE OR OMITTED BY ANY OF THE RELEASED PERSONS THAT BOTH (1) OCCURRED PRIOR TO OR ON THE DATE OF THIS AMENDMENT AND (2) IS ON ACCOUNT OF OR IN ANY WAY CONCERNING, ARISING OUT OF OR FOUNDED UPON THE TERM LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT.
EACH OBLIGOR INTENDS THE ABOVE RELEASE TO COVER, ENCOMPASS, RELEASE, AND EXTINGUISH, INTER ALIA, ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION THAT MIGHT OTHERWISE BE RESERVED BY THE CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
EACH OBLIGOR ACKNOWLEDGES THAT IT MAY HEREAFTER DISCOVER FACTS DIFFERENT FROM OR IN ADDITION TO THOSE NOW KNOWN OR BELIEVED TO BE TRUE WITH RESPECT TO SUCH CLAIMS, DEMANDS, OR CAUSES OF ACTION, AND AGREES THAT THIS AMENDMENT AND THE ABOVE RELEASE ARE AND WILL REMAIN EFFECTIVE IN ALL RESPECTS NOTWITHSTANDING ANY SUCH DIFFERENCES OR ADDITIONAL FACTS.
7.12.    Total Agreement. This Amendment, the Term Loan Agreement, and all other Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter hereof.
7.13.    Amendment to ABL Revolver Loan Agreement. Each of the undersigned Lenders and the Agent hereby acknowledge that as of the First Amendment Effective Date, the Obligors, the ABL Revolver Agent and the ABL Revolver Lenders are agreeing to the Sixth Amendment to Loan, Guaranty and Security Agreement in the form attached hereto as Annex I (the “ABL Revolver Amendment”). The Agent and the Lenders hereby consent to the ABL Revolver Amendment, including, without limitation, for purposes of the Intercreditor Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the day and year first written above.
BORROWERS:

TURTLE BEACH CORPORATION,
a Nevada corporation

By: /s/ Juergen Stark
Name: Juergen Stark
Title: Chief Executive Officer

VOYETRA TURTLE BEACH, INC.,
a Delaware corporation

By: /s/ Juergen Stark
Name: Juergen Stark
Title: Chief Executive Officer

TURTLE BEACH EUROPE LIMITED,
a company limited by shares and incorporated in England and Wales

By: /s/ Juergen Stark
Name: Juergen Stark
Title: Chief Executive Officer

Signature Page to First Amendment to Term Loan, Guaranty and Security Agreement

AGENT AND LENDERS:

CRYSTAL FINANCIAL LCC, as Agent

By: /s/ Mirko Andric
Name: Mirko Andric
Title: Managing Director

CRYSTAL FINANCIAL SPV LLC, as a Lender

By: /s/ Mirko Andric
Name: Mirko Andric
Title: Managing Director
CRYSTAL FINANCIAL LLC, as a Lender

By: /s/ Mirko Andric
Name: Mirko Andric
Title: Managing Director

Signature Page to First Amendment to Term Loan, Guaranty and Security Agreement

GUARANTOR CONSENT
The undersigned hereby consents to the foregoing Amendment and hereby (a) confirms and agrees that notwithstanding the effectiveness of the foregoing Amendment, each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of the foregoing Amendment, each reference in any Loan Document to the “Term Loan Agreement,” “thereunder,” “thereof” or words of like import shall mean and be a reference to the Term Loan Agreement, as amended by the foregoing Amendment, (b) confirms and agrees that the pledge and security interest in the Collateral granted by it pursuant to any Security Documents to which it is a party shall continue in full force and effect, (c) acknowledges and agrees that such pledge and security interest in the Collateral granted by it pursuant to such Security Documents shall continue to secure the Obligations purported to be secured thereby, as amended or otherwise affected hereby, and (d) agrees to be bound by the release set forth in Section 7.11 of the Amendment.

VTB HOLDINGS, INC., a Delaware corporation

By: /s/ Juergen Stark
Name: Juergen Stark
Title: Chief Executive Officer

Signature Page to Guarantor Consent to First Amendment to Term Loan, Guaranty and Security Agreement